EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of
IRIS International, Inc.
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of IRIS International, Inc. of our reports dated March 16, 2011, relating to the consolidated financial statements and the effectiveness of IRIS International, Inc’s internal control over financial reporting, which appear in IRIS International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.
/s/ BDO USA, LLP
BDO USA, LLP
Los Angeles, California
June 15, 2011

Exhibit 23.1